EXHIBIT 10.11
WINSTON LABORATORIES, INC.
Stock Option Plan for Non-Employee Directors
1. PURPOSE. The pm-poses of this Plan are to encourage Non-Employee Directors of Winston Laboratories, Inc., a Delaware Corporation, (the “Company”), to own shares of the Company’s stock and thereby to align their interests more closely with the interests of the other stockholders of the Company, to encourage the highest level of director performance by providing the Non-Employee Directors with a direct interest in the Company’s attainment of its financial goals, and to provide financial incentives that will help attract and retain the most qualified Directors.
2. DEFINITIONS. As used in this Plan:
“Annual Option” means an Option Right granted to a Director pursuant to Section 5 of this Plan.
“Board” means the Board of Directors of the Company.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Committee” means the Compensation Committee of the Winston Laboratories, Inc. Board of Directors.
“Common Shares” means (i) shares of the common stock, $.001 par value, of the Company and (ii) any security into which Common Shares may be converted by reason of any transaction or event of the type referred to in Section 6 of this Plan.
“Date of Grant” means the date on which a grant of Initial Options or Annual Options, as the case may be, shall become effective as provided in Sections 4(a) and Section 5(a), respectively.

“Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. A Non-Employee Director shall not be considered to be subject to a Disability until he furnishes a certification from a practicing physician in good standing to the effect that such Director meets the criteria described in this Section.
“Effective Date” has the meaning set forth in Section 14.
“Initial Option” means the Option Right granted to a Non-Employee Director pursuant to Section 4 of this Plan.
“Market Value” shall mean, as of any particular date, (i) the closing sale price per Common Share as reported on the principal exchange on which Common Shares are then trading, if any, or if applicable, the Nasdaq National Market or other principal automated quotation system, on the Date of Grant, or if there are no sales on such day, on the next preceding trading day during which a sale occurred, or (ii) if clause (i) does not apply, the fair market value of the Common Shares as determined by the Board.
“Non-Employee Director” means a member of the Board who is not an employee of the Company. For purposes of this Plan, an employee is an individual whose wages are subject to the withholding of federal income tax under Section 3401 and 3402 of the Code. A Non-Employee Director who becomes an employee (within the meaning of this Section) shall not forfeit any Option Right granted hereunder solely by reason of assuming employee status.
“Optionee” means the Non-Employee Director so designated in an agreement evidencing an outstanding Option Right.
“Option Price” means the purchase price payable upon the exercise of an Option Right.

“Option Right” means the right to purchase Common Shares from the Company upon the exercise of an Initial Option or an Annual Option granted pursuant to this Plan. Option Rights shall be evidenced by written agreements containing terms and conditions not inconsistent with this Plan.
“Plan” means the Winston Laboratories, Inc. Stock Option Plan for Non-Employee Directors, as the same may be amended from time to time.
“Rule 16b-3” means Rule 16b-3, as promulgated and amended from time to time by the Securities and Exchange Commission under the Exchange Act.
“Termination of Service” means the time at which the Optionee ceases to serve as a member of the Board for any reason, with or without cause, which includes termination by resignation, removal, death or retirement.
“Voting Stock” has the meaning set forth in Section 12(a).
3. SHARES AVAILABLE UNDER THE PLAN.
(a) Subject to Section 3(b) the number of Common Shares issued or transferred, plus the number of Common Shares covered by outstanding awards granted under this Plan, shall not in the aggregate exceed 100,000 Common Shares, which may be Common Shares held in treasury or a combination thereof.
(b) For the purposes of this Section 3, any Common Shares subject to an Option Right that has been cancelled or terminated shall again be available for the grant of Option Rights under this Plan.
4. INITIAL OPTIONS.
(a) With respect to each person who is appointed or elected a Non-Employee Director of the Company on or after the Effective Date of this Plan, an option to purchase 5,000 Common Shares shall be automatically granted as of the Effective Date of this Plan or as of the date such person is first appointed or elected a director, whichever comes later.

(b) The Option Price per share of each Initial Option shall be the Market Value per Common Share as of the Date of Grant.
(c)	(i)	Subject to subsection (ii) of this Section 4(c) and Section 12 of this Plan, each Initial Option, until terminated as provided in Section 4(d), shall become exercisable to the extent of 100% of the Common Shares subject thereto after the Optionee has continuously served as a director for one year from the Date of Grant.
(ii)	If an Optionee ceases to be a director by reason of death or Disability, all Initial Options held by such Optionee that would have otherwise become exercisable had such director continuously served as a director for one year through the Date of Grant immediately following such death or Disability, notwithstanding subsection (i) of this Section 4(c), become immediately exercisable in full.
(d) Each Initial Option shall terminate on the earliest of the following dates:
(i)	Six (6) months following the effective date of the Optionee’s ‘Termination of Service, if such Termination of Service results other than from the Optionee’s death or Disability;

(ii)	One (1) year following the effective date of the Optionee’s Termination of Service, if such Termination of Service results from Optionee’s death or Disability; or

(iii)	Ten (10) years from the Date of Grant.

(e) The Option Price shall be payable (i) in cash or by check acceptable to the Company, (ii) by transfer to the Company of Common Shares which have been owned by the Optionee for more than six months prior to the date of exercise and which have a Market Value on the date of exercise equal to the Option Price, or (iii) by a combination of such methods of payment.
(f) Initial Options granted pursuant to this Section 4 shall be options that are not intended to qualify under any particular provision of the Code.
5. ANNUAL OPTION.
(a) Each Non-Employee Director, one year from the Effective Date of the Plan or one year from the Non-Employee Director’s date of initial appointment, whichever comes later, shall be automatically granted an Option to purchase 2,500 Common Shares, and annually thereafter will automatically be granted an Option to purchase 2,500 Common Shares.
(b) The Option Price per share of each Annual Option shall be the Market Value per Common Share as of the Date of Grant.
(c)	(i)	Subject to subsection (ii) of this Section 5(c) and Section 12 of the Plan, each Annual Option until terminated as provided in Section 5(d), shall become exercisable to the extent of 50% of the Common Shares subject thereto after the Optionee has continuously served as a director for one year from the Date of Grant, and to the extent of an additional 50% of the Common Shares subject to the Annual Option after the second year of continuous service from the Date of Grant.

(ii)	If an Optionee ceases to be a director by reason of death or Disability, all Annual Options held by such Optionee that would have otherwise become exercisable had such Director continuously served as a director through the Date of Grant immediately following such death or Disability shall, notwithstanding subsection (i) of the Section 5(d), become immediately exercisable in full,
(d) Each Annual Option shall terminate on the earliest of the following dates:
(i)	Six (6) months following the effective date of the Optionee’s Termination of Service, if such Termination of Service results other than from Optionee’s death or Disability;

(ii)	One (1) year following the effective date of the Optionee’s Termination of Service, if such Termination of Service results from Optionee’s death or Disability; or

(iii)	Ten (10) years from Date of Grant.
(e) The Option Price shall be payable in cash or by check acceptable to the Company.
6. ADJUSTMENTS. The Committee shall make or provide for such adjustments in the number of Common Shares covered by Option Rights granted hereunder, the Option Prices per Common Share applicable to any such Option Rights, and the kind of shares (including shares of another issuer) covered thereby, as the Committee shall in good faith determine to be equitably required in order to prevent dilution or expansion of the rights of Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, re-capitalization or other change in the capital structure of the Company, or (b) the merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of warrants or other rights to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing. The Committee shall also make or provide for such adjustments in the maximum number of Common Shares specified in Section 3(a) of this Plan as the Committee may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 6.

7. FRACTIONAL SHARES. The Company shall not be required to issue any fractional Common Shares pursuant to this Plan. Whenever under the terms of this Plan a fractional Common Share would otherwise be required to be issued, an amount in lieu thereof shall be paid in cash based upon the Market Value of such fractional Common Share.
8. ADMINISTRATION OF THE PLAN. (a) This Plan shall be administered by the Committee. Notwithstanding the foregoing, grants of Option Rights under this Plan shall be automatic as described in Sections 4 and 5, and the Committee shall have no authority, discretion or power to determine the terms of the Option Rights to be granted pursuant to the Plan, the number of Common Shares to be issued thereunder or the time at which such Options Rights are to be granted, or establish the duration and nature of Option Rights, except in the sense of administering the Plan subject to the provisions of the Plan.
(b) Subject to subsection (a) of this Section 8, the interpretation and construction by the Committee of any provision of this Plan or any agreement, notification or document evidencing the grant of Option Rights, and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document shall be final and conclusive. No member of the Committee shall be liable for any such action taken or determination made in good faith.

9. AMENDMENTS AND OTHER MATTERS. (a) This Plan may be terminated, and from time to time amended, by the Board; provided, however, that except as expressly authorized by this Plan, no such amendment shall (i) increase the number of Common Shares specified in Section 3(a) hereof, materially modify the requirements as to eligibility for participation in this Plan, or otherwise cause this Plan or any grant, award or election made pursuant to this Plan to cease to satisfy any applicable condition of rule 16b-3; provided further that Plan provisions relating to the amount and price of securities to be awarded and the timing of awards under the Plan shall not be amended more than once every six months, other than to comply with changes in the Code, the Employment Retirement Income Security Act, or the rules promulgated thereunder. No amendment or termination of the Plan shall adversely affect any outstanding award theretofore granted under the Plan without the consent of the Director holding such award.
(b) Any grant, award or election that may be made pursuant to an amendment to this Plan shall be null and void if it is subsequently determined that (1) stockholder approval of such amendment was required in order for this Plan to continue to satisfy the applicable conditions of Rule 16b-3, or (ii) such grant, award, election or amendment disqualified any Optionee as a “disinterested person” within the meaning of Rule 16b-3.
10. NO ADDITIONAL RIGHTS. Nothing contained in this Plan or in any award granted under this Plan shall interfere with or limit in any way the right of the stockholders of the Company to remove any Director from the Board pursuant to state law or the Bylaws or Certificate of Incorporation of the Company, nor confer upon any Director any right to continue in the service of the Company.

11. SECURITIES LAW MATTERS. (a) The Company may require any Optionee, as a condition of receiving Option Rights, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Common Shares subject to the Option Rights for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.
(b) Each award of Option Rights shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the Common Shares subject to such Option Rights upon any securities exchange or. automated quotation system or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance of shares thereunder, such award of Option Rights may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or. approval shall have been effected or obtained on conditions acceptable to such counsel. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.
(c) To the extent necessary for an Option Right, its exercise or the sale of Common Shares acquired thereunder to be exempt from Section 16(b) of the Exchange Act, such Option Right shall be held six months from the Date of Grant, or at least six months shall elapse from the Date of Grant to the date of disposition of the Common Shares acquired upon exercise of such Option Right.

12. CHANGE IN CONTROL. Upon a Change in Control (as hereinafter defined), all Option Rights held by an Optionee with respect to the Optionee’s service as a director shall, notwithstanding Sections 4(c) and 5(c) of this Plan, become immediately exercisable in full. If any event or series of events constituting a Change in Control shall be abandoned, the effect thereof shall be null and of no further force and effect and the provisions of Sections 4(c) and 5(c) shall be reinstated but without prejudice to any exercise of any Option Right that may have occurred prior to such nullification. For purposes of this Plan, “Change in Control” means the occurrence of any of the following events:
(a) The Company is merged, consolidated or reorganized into or with another corporation or legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then outstanding securities of such corporation or person immediately after such transfer are held in the aggregate by the holders of securities entitled to vote generally in the election of directors of the Company (“Voting Stock”) immediately prior to such transaction;
(b) The Company sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person, and as the result of such sale or transfer less than a majority of the combined voting power of the then outstanding securities of such corporation or person immediately after such sale or transfer is held in. the aggregate by the holders of Voting Stock of the company immediately prior to such sale or transfer.
(c) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act disclosing that any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) other than Joel E. Bernstein or any of his affiliates has or intends to become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing more than twenty percent (2Q%) of the Voting Stock.

(d) If, during any period of two consecutive years, individuals who at the beginning of my such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this subsection (d) each Director who is first elected, or first nominated for election by the Company’s stockholders, by a vote of at least two-thirds of the Directors of the Company (or a committee thereof) then still in office who were Directors of the Company at the beginning of any such period shall be deemed to have been a Director of the Company at the beginning of such period.
Notwithstanding the foregoing, to the extent necessary for an Option Right, its exercise or the sale of Common Shares acquired thereunder to be exempt from section 16(b) of the Exchange Act (i) except in the case of death or Disability, an Optionee shall not be entitled to exercise any Option Rights granted within six months prior to the occurrence of a Change in Control until the expiration of the six-month period following the Date of Grant of such Option Rights, or (ii) at least six months shall elapse from the Date of Grant of such Option Rights to the date of disposition of the Common Shares acquired upon exercise of such Option Rights.
13. TERMINATION OF THE PLAN. No further awards shall be granted under this Plan after the passage of ten years from the date on which this Plan is first approved by the stockholders of the Company.
14. EFFECTIVE DATE. The effective date of this Plan (the “Effective Date”) shall be February 1, 1999, subject to approval by the Company’s stockholders at the 1999 Annual Meeting of Stockholders.

11